Exhibit 99.1

Press Release – For Immediate Release

July 18, 2025

Muncy Columbia Financial Corporation Announces Second Quarter 2025 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), has released its unaudited consolidated financial results for the second quarter of 2025.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the second quarter 2025 was $5,768,000, or $1.63 per share, compared to $4,707,000, or $1.32 per share, for the second quarter 2024. Net income, as reported under GAAP, for the six months ended June 30, 2025 was $10,113,000, or $2.86 per share compared to $8,743,000, or $2.45 per share for the same period in 2024. Return on average assets and return on average equity were 1.44% and 13.33%, respectively, for the second quarter 2025 as compared to 1.20% and 12.28%, respectively, for the second quarter 2024.

Net interest income of $14,808,000 for the second quarter 2025 was up $2,448,000 from the second quarter 2024 reflecting an increase in total interest and dividend income of $1,467,000 and a decrease of $981,000 in total interest expense. The fully-tax equivalent net interest margin was 4.04% for the second quarter 2025 as compared to 3.43% for the second quarter 2024.

For the second quarter 2025, a $254,000 provision for credit losses was recorded compared to $29,000 for the second quarter 2024. As of June 30, 2025 and December 31, 2024, the allowance for credit losses to total loans was 0.88%.

Total non-interest income decreased $182,000 to $2,237,000 for the second quarter 2025, compared to the second quarter 2024 amount of $2,419,000. Realized losses on available-for-sale debt securities, net, totaled $426,000 for the second quarter 2025 compared to $0 for the second quarter 2024. This change was partially offset by increases in brokerage income and trust income of $60,000 and $76,000, respectively, due primarily to higher assets under management, and an increase in gains on marketable equity securities of $52,000 due to market value changes comparing the second quarter 2025 to the second quarter 2024.

Total non-interest expense increased $662,000 from $9,194,000 for the second quarter 2024, to $9,856,000 for the second quarter 2025. Salaries and employee benefits expense of $4,984,000 for the second quarter 2025 increased $344,000 from $4,640,000 for the second quarter 2024. This increase was related to health insurance expenses associated with the Corporation’s partially self-funded health insurance plan which were $397,000 higher in the second quarter 2025 than the second quarter 2024. Additionally, data processing and telecommunications expenses increased $174,000 comparing the second quarter 2025 to the second quarter 2024 due to ongoing pricing increases and one-time charges in conjunction with the implementation of new products.

Total assets amounted to $1,616,215,000 at June 30, 2025, as compared to $1,595,958,000 at December 31, 2024. For the six months ended June 30, 2025, cash and cash equivalents increased $23,332,000, available-for-sale debt securities decreased $30,484,000 and loans receivable, not held for sale, increased by $31,135,000. Total liabilities amounted to $1,439,940,000 at June 30, 2025, as compared to $1,429,548,000 at December 31, 2024. Total deposits increased $68,634,000 while short-term borrowings decreased $50,267,000 and long-term borrowings decreased $10,085,000 during the six months ended June 30, 2025.

The increase in total deposits during the six months ended June 30, 2025 was as a result of strong organic deposit growth in combination with the continued execution of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates the completion of this project later in 2025 which will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $13,844,000 or 0.86% of total assets at June 30, 2025, as compared to $10,117,000 or 0.63% of total assets at December 31, 2024. The increase in non-performing assets was attributable to an increase in non-accrual loans from $10,047,000 at December 31, 2024 to $13,774,000 at June 30, 2025.

Total stockholders’ equity equated to a book value per share of $49.87 at June 30, 2025 as compared with $47.11 at December 31, 2024. For the second quarter 2025 total cash dividends of $0.95 per share were paid to stockholders, which includes the impact of a special one-time cash dividend of $0.50 per share, as compared to $0.44 for the same period of 2024. The Corporation remains well capitalized, with an equity to assets ratio of 10.91% at June 30, 2025 as compared to 10.43% at December 31, 2024.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	June 30, 2025	December 31, 2024
ASSETS
Cash and due from banks	$15,472	$11,200
Interest-bearing deposits in other banks	25,240	6,180
Total cash and cash equivalents	40,712	17,380

Available-for-sale debt securities, at fair value	292,764	323,248
Marketable equity securities, at fair value	1,335	1,355
Restricted investment in bank stocks, at cost	5,703	7,095
Loans held for sale	2,719	1,691

Loans receivable	1,157,072	1,125,937
Allowance for credit losses	(10,167)	(9,858)
Loans, net	1,146,905	1,116,079

Premises and equipment, net	26,789	26,484
Foreclosed assets held for sale	70	70
Accrued interest receivable	5,063	4,850
Bank-owned life insurance	41,461	40,953
Investment in limited partnerships	4,719	5,092
Deferred tax asset, net	8,208	10,012
Goodwill	25,609	25,609
Other intangible assets, net	9,044	10,047
Other assets	5,114	5,993
TOTAL ASSETS	$1,616,215	$1,595,958

LIABILITIES
Interest-bearing deposits	$1,088,383	$1,032,729
Noninterest-bearing deposits	272,680	259,700
Total deposits	1,361,063	1,292,429

Short-term borrowings	18,121	68,388
Long-term borrowings	45,451	55,536
Accrued interest payable	1,778	1,857
Other liabilities	13,527	11,338
TOTAL LIABILITIES	1,439,940	1,429,548

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,843,723 and outstanding 3,534,998 at June 30, 2025;
issued 3,841,438 and outstanding 3,532,713 at December 31, 2024	4,805	4,802
Additional paid-in capital	83,636	83,543
Retained earnings	108,434	103,268
Accumulated other comprehensive loss	(9,293)	(13,896)
Treasury stock, at cost; 308,725 shares at June 30, 2025 and December 31, 2024	(11,307)	(11,307)
TOTAL STOCKHOLDERS' EQUITY	176,275	166,410
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,616,215	$1,595,958

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$18,805	$17,741	$37,089	$34,997
Tax-exempt	420	332	818	685
Interest and dividends on investment securities:
Taxable	1,311	1,020	2,408	2,181
Tax-exempt	860	836	1,720	1,666
Dividend and other interest income	165	204	333	427
Deposits in other banks	101	62	135	128
TOTAL INTEREST AND DIVIDEND INCOME	21,662	20,195	42,503	40,084

INTEREST EXPENSE
Deposits	6,037	5,610	11,838	10,220
Short-term borrowings	252	1,427	795	3,924
Long-term borrowings	565	798	1,194	1,645
TOTAL INTEREST EXPENSE	6,854	7,835	13,827	15,789

NET INTEREST INCOME	14,808	12,360	28,676	24,295

PROVISION FOR CREDIT LOSSES	254	29	364	119

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	14,554	12,331	28,312	24,176

NON-INTEREST INCOME
Service charges and fees	709	667	1,431	1,282
Interchange fees	673	687	1,296	1,306
Gain on sale of loans	71	93	154	169
Earnings on bank-owned life insurance	233	229	464	456
Brokerage	252	192	485	416
Trust	280	204	518	410
Gains (losses) on marketable equity securities	14	(38)	(20)	(155)
Realized losses on available-for-sale debt securities, net	(426)	—	(426)	(8)
Other non-interest income	431	385	780	1,075
TOTAL NON-INTEREST INCOME	2,237	2,419	4,682	4,951

NON-INTEREST EXPENSE
Salaries and employee benefits	4,984	4,640	11,304	9,442
Occupancy	640	581	1,360	1,199
Furniture and equipment	460	384	886	790
Pennsylvania shares tax	301	230	602	440
Professional fees	414	319	862	776
Director's fees	165	105	318	239
Federal deposit insurance	217	188	435	408
Data processing and telecommunications	1,078	904	1,917	1,824
Automated teller machine and interchange	101	106	365	368
Merger-related expenses	—	201	—	297
Amortization of intangibles	516	549	1,026	1,098
Other non-interest expense	980	987	1,872	1,959
TOTAL NON-INTEREST EXPENSE	9,856	9,194	20,947	18,840

INCOME BEFORE INCOME TAX PROVISION	6,935	5,556	12,047	10,287
INCOME TAX PROVISION	1,167	849	1,934	1,544
NET INCOME	$5,768	$4,707	$10,113	$8,743

EARNINGS PER SHARE - BASIC AND DILUTED	$1.63	$1.32	$2.86	$2.45
WEIGHTED AVERAGE SHARES OUTSTANDING	3,533,977	3,572,345	3,533,356	3,571,344

	At or 3 Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024

Operating Highlights

Net income	$5,768	$4,345	$5,224	$5,056	$4,707
Net interest income	14,808	13,868	13,396	12,774	12,360
Provision for credit losses	254	110	567	151	29
Non-interest income	2,237	2,445	2,709	2,715	2,419
Non-interest expense	9,856	11,091	9,455	9,367	9,194

Balance Sheet Highlights

Total assets	$1,616,215	$1,602,336	$1,595,958	$1,607,322	$1,592,300
Loans, net and loans held for sale	1,149,624	1,135,981	1,117,770	1,105,421	1,092,057
Goodwill and other intangibles, net	34,653	35,164	35,656	36,202	36,760
Total deposits
Noninterest-bearing	$272,680	$273,783	$259,700	$269,515	$263,419
Savings	194,816	195,748	194,958	192,644	199,626
NOW	422,415	406,330	380,801	364,459	346,000
Money Market	104,677	103,759	108,263	112,319	117,770
Time Deposits	366,475	359,015	348,707	351,532	338,812
Total interest-bearing deposits	1,088,383	1,064,852	1,032,729	1,020,954	1,002,208
Core deposits*	994,588	979,620	943,722	938,937	926,815

Selected Ratios

Fully tax-equivalent net interest margin	4.04%	3.83%	3.63%	3.48%	3.43%
Annualized return on average assets	1.44%	1.10%	1.30%	1.26%	1.20%
Annualized return on average equity	13.33%	10.33%	12.30%	12.34%	12.28%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	15.35%	15.13%	15.06%	14.59%	14.06%
Tier 1 capital ratio	15.35%	15.13%	15.06%	14.59%	14.06%
Total risk-based capital ratio	16.34%	16.13%	16.03%	15.54%	14.99%
Leverage ratio	9.43%	9.30%	9.10%	8.82%	8.68%

Asset Quality Ratios

Non-performing assets	$13,844	$12,300	$10,117	$8,575	$7,736
Allowance for credit losses - loans	10,167	9,985	9,858	9,415	9,362
Allowance for credit losses to total loans	0.88%	0.87%	0.88%	0.85%	0.85%
Non-performing assets to total assets	0.86%	0.77%	0.63%	0.53%	0.49%

Per Share Data

Earnings per share	$1.63	$1.23	$1.47	$1.42	$1.32
Dividend declared per share***	0.95	0.45	0.44	0.44	0.44
Book value	49.87	48.50	47.11	47.35	44.11
Common stock price:
Bid	$47.25	$40.25	$41.88	$33.35	$32.10
Ask	49.05	42.00	42.88	34.25	34.75
Weighted average common shares	3,533,977	3,532,727	3,555,920	3,574,043	3,572,345

  * Core deposits are defined as total deposits less time deposits

  ** Capital ratios for the most recent period are estimated

  *** Includes special one-time cash dividend of $0.50 per share for the three months ended 6/30/2025